Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 27, 2023, with respect to the consolidated financial statements of Blue-Touch Holdings Group Co., Ltd, for the years ended December 31, 2022 and 2021 in this Registration Statement on Form F-1 of Blue-Touch Holdings Group Co., Ltd. filed with the Securities and Exchange Commission.

/s/ TPS Thayer, LLC

Sugar Land, Texas

September 27, 2023